EXHIBIT 2.01

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Teck Resources Limited
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	5/27/2024
Reporting Entity ESTMA Identification Number	E452660		◉ Original Submission
○ Amended Report

Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:

Teck Metals Ltd. - E097974

Fording Partnership - E022630

Teck Resources Coal Partnership - E428456

Teck Coal Partnership - E694485

Elkview Mine Limited Partnership - E916164

TCL US Holdings Ltd. - E433973

Teck Highland Valley Copper Partnership - E561040

Not Substituted

Attestation Through Independent Audit

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest that I engaged an independent auditor to undertake an audit of the ESTMA report for the entity(ies) and reporting year listed above. Such an audit was conducted in accordance with the Technical Reporting Specifications issued by Natural Resources Canada for independent attestation of ESTMA reports.

The auditor expressed an unmodified opinion, dated 5/24/2024, on the ESTMA Report for the entity(ies) and period listed above.

The independent auditor's report can be found at end of report.

Full Name of Director or Officer of Reporting Entity		Crystal Prystai		Date	5/24/2024
Position Title		Senior Vice President and Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report

Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Teck Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E452660
Subsidiary Reporting Entities (if necessary)

Teck Metals Ltd. - E097974

Fording Partnership - E022630

Teck Resources Coal Partnership - E428456

Teck Coal Partnership - E694485

Elkview Mine Limited Partnership - E916164

TCL US Holdings Ltd. - E433973

Teck Highland Valley Copper Partnership - E561040

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc. within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[3,4]
Canada	Government of British Columbia		383,600,000	-	8,140,000	-	-	-	-	391,740,000	Note 2, Note 3
Canada	Government of Canada		382,490,000	-	680,000	-	-	-	-	383,170,000	Note 5
Canada	District of Sparwood		7,080,000	-	610,000	-	-	-	-	7,690,000
Canada	Citxw Nlaka'pamux Assembly		-	3,710,000	3,780,000	-	-	-	-	7,490,000
Canada	District of Elkford		7,280,000	-	-	-	-	-	-	7,280,000
Canada	Ktunaxa Nation Council		-	5,790,000	1,190,000	-	-	-	-	6,980,000
Canada	Nlaka'pamux Nation Tribal Council		-	1,980,000	1,580,000	-	-	-	-	3,560,000
Canada	District of Logan Lake		3,250,000	-	-	-	-	-	-	3,250,000
Canada	Lower Nicola Indian Band		-	1,730,000	940,000	-	-	-	-	2,670,000
Canada	Tobacco Plains Indian Band		-	-	1,210,000	-	-	-	-	1,210,000
Canada	Stk'emlupsemc Te Secwepemc Nation		-	-	1,080,000	-	-	-	-	1,080,000
Canada	Cooks Ferry Indian Band		-	-	1,040,000	-	-	-	-	1,040,000
Canada	Government of Alberta		390,000	-	280,000	-	-	-	-	670,000	Note 4
Canada	Fort McKay First Nation		-	-	390,000	-	-	-	-	390,000
Canada	British Columbia Securities Commission		-	-	270,000	-	-	-	-	270,000
Canada	Athabasca Chipewyan First Nation		-	-	250,000	-	-	-	-	250,000
Canada	Tahltan Nation		-	-	250,000	-	-	-	-	250,000
Canada	City of Kimberley		230,000	-	-	-	-	-	-	230,000
Canada	Kanaka Bar Indian Band		-	-	180,000	-	-	-	-	180,000
Canada	Yellowhead County		160,000	-	-	-	-	-	-	160,000
Canada	District of Tumbler Ridge		150,000	-	-	-	-	-	-	150,000
Canada	Regional District of Central Kootenay		-	-	-	-	-	-	150,000	150,000
Canada	Government of Newfoundland and Labrador		-	-	140,000	-	-	-	-	140,000
Canada	Mikisew Cree First Nation		-	-	110,000	-	-	-	-	110,000
Canada	Alexis Nakota Sioux Nation		-	-	100,000	-	-	-	-	100,000
Peru	Government of Peru		136,540,000	-	5,620,000	-	-	-	24,570,000	166,730,000	Note 1, Note 6
Peru	Region of Ancash		-	-	-	-	-	-	1,410,000	1,410,000	Note 1
United States	Government of United States		68,870,000	-	80,000	-	-	-	-	68,950,000	Note 1, Note 7
United States	District of Northwest Arctic Borough		46,120,000	-	-	-	-	-	-	46,120,000	Note 1
United States	State of Alaska		44,640,000	-	1,230,000	-	-	-	-	45,870,000	Note 1, Note 2, Note 8
United States	Native Village of Kivalina		-	-	1,040,000	-	-	-	-	1,040,000	Note 1
United States	State of Minnesota		150,000	-	800,000	-	-	-	-	950,000	Note 1
United States	State of Texas		930,000	-	-	-	-	-	-	930,000	Note 1, Note 2
United States	St. Louis County		420,000	-	-	-	-	-	-	420,000	Note 1
United States	State of California		320,000	-	-	-	-	-	-	320,000	Note 1
United States	State of Arizona		-	-	230,000	-	-	-	-	230,000	Note 1
United States	City of Pend Oreille		210,000	-	-	-	-	-	-	210,000	Note 1
United States	City of Kivalina		-	-	110,000	-	-	-	-	110,000	Note 1
United States	State of Oregon		-	-	100,000	-	-	-	-	100,000	Note 1
Chile	Government of Chile		40,550,000	-	990,000	-	-	-	-	41,540,000	Note 1, Note 2, Note 9
Chile	Quechua Indigenous Community of Huatacondo		-	-	2,430,000	-	-	-	-	2,430,000	Note 1
Chile	Municipality of Las Condes		1,080,000	-	-	-	-	-	-	1,080,000	Note 1
Chile	Salar de Coposa Aymara Indigenous Association		-	-	970,000	-	-	-	-	970,000	Note 1
Chile	Municipality of Andacollo		740,000	-	-	-	-	-	-	740,000	Note 1
Chile	Municipality of Pica		290,000	-	-	-	-	-	-	290,000	Note 1
Chile	Arturo Prat University		-	-	250,000	-	-	-	-	250,000	Note 1, Note 10
Chile	Yatin UTA Matilla's Indigenous Association		-	-	250,000	-	-	-	-	250,000	Note 1
Chile	Wilamasi Indigenous Association of Mamaq'Uta Fishermen, Caleta Chanavaya		-	-	230,000	-	-	-	-	230,000	Note 1
Chile	Quechua Indigenous Community of Ollague		-	-	210,000	-	-	-	-	210,000	Note 1
Chile	Municipality of Iquique		180,000	-	-	-	-	-	-	180,000	Note 1
Chile	Aymara Indigenous Association of Chanavaya Cove		-	-	170,000	-	-	-	-	170,000	Note 1, Note 10
Chile	Sallihuinca Indigenous Association		-	-	160,000	-	-	-	-	160,000	Note 1
Chile	Aymara Indigenous Livestock and Cultural Association		-	-	110,000	-	-	-	-	110,000	Note 1, Note 10
Australia	Northern Territory Government		-	-	530,000	-	-	-	-	530,000	Note 1
Mexico	Government of Mexico		-	-	390,000	-	-	-	-	390,000	Note 1
Turkey	Government of Turkey		670,000	-	170,000	-	-	-	-	840,000	Note 1
Additional Notes:	Note 1: Payments denominated in a foreign currency is translated using the closing spot rate on December 31, 2023. Exchange rates used for translation per $1 Canadian Dollar are as follows: PEN 0.3567; USD 1.3244; CLP 0.0015; AUD 0.9012; MXN 0.0782; TRY 0.0449
Note 2: Taxes reported do not include cash tax refunds received in 2023 from: Government of British Columbia $0.2M; State of Texas $0.5M; Government of Chile $26.9M; State of Alaska $0.5M
Note 3: Payees include - Ministry of Finance British Columbia
Note 4: Payees include - Ministry of Finance Alberta, Ministry of Energy, Ministry of Environment and Parks
Note 5: Payees include - Innovation, Science and Economic Development Canada
Note 6: Payees include - Instituto Geológico Minero y Metalúrgico, Superintendencia Nacional de Aduanas y de Administración Tributaria, Autorizacion Nacional del Agua, Autoridad Autónoma de Majes, Energía y Minería
Note 7: Payees include - Internal Revenue Service
Note 8: Payees include - Alaska Department of Revenue, Alaska Department of Natural Resources
Note 9: Payees include - Tesoreria General de la República, Ministerio de Bienes Nacionales
Note 10: Names of Payees in Spanish: Asociación Indigena Aymara Ganadera Y Cultural, Asociación Indígena Aymaras de Caleta Chanavaya, and Universidad Arturo Prat

1 Enter the proper name of the Payee receiving the money (i.e. the municipality of x, the province of y, national government of z).

2 Optional field.

3 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

4 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the Additional notes row or the Notes column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Teck Resources Limited				Currency of the Report	CAD
Reporting Entity ESTMA Identification Number	E452660
Subsidiary Reporting Entities (if necessary)

Teck Metals Ltd. - E097974

Fording Partnership - E022630

Teck Resources Coal Partnership - E428456

Teck Coal Partnership - E694485

Elkview Mine Limited Partnership - E916164

TCL US Holdings Ltd. - E433973

Teck Highland Valley Copper Partnership - E561040

Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Canada	Bullmoose	150,000	-	120,000	-	-	-	-	270,000
Canada	Cardinal River	160,000	-	390,000	-	-	-	-	550,000
Canada	Coal Mountain	-	-	290,000	-	-	-	-	290,000
Canada	Corporate Office - Chile	35,500,000	-	-	-	-	-	-	35,500,000
Canada	Corporate Office - Coal	14,510,000	5,780,000	4,080,000	-	-	-	-	24,370,000
Canada	Duck Pond	-	-	140,000	-	-	-	-	140,000
Canada	Elkview	105,050,000	-	1,130,000	-	-	-	-	106,180,000
Canada	Fording River	135,610,000	-	2,630,000	-	-	-	-	138,240,000
Canada	Frontier	380,000	-	750,000	-	-	-	-	1,130,000
Canada	Galore Creek	20,000	-	300,000	-	-	-	-	320,000
Canada	Greenhills	85,170,000	-	670,000	-	-	-	-	85,840,000
Canada	Head Office - Canada	347,210,000	-	860,000	-	-	-	150,000	348,220,000
Canada	Highland Valley Copper	23,260,000	7,430,000	9,670,000	-	-	-	-	40,360,000
Canada	Line Creek	37,580,000	-	1,150,000	-	-	-	-	38,730,000
Canada	Quintette	-	-	10,000	-	-	-	-	10,000
Peru	Antamina	136,510,000	-	3,650,000	-	-	-	25,980,000	166,140,000	Note 1
Peru	Peru Exploration Properties	-	-	650,000	-	-	-	-	650,000	Note 1
Peru	Quellopunta	-	-	20,000	-	-	-	-	20,000	Note 1
Peru	Zafranal	30,000	-	1,290,000	-	-	-	-	1,320,000	Note 1
United States	Corporate Office - US	81,140,000	-	540,000	-	-	-	-	81,680,000	Note 1
United States	Pend Oreille	210,000	-	130,000	-	-	-	-	340,000	Note 1
United States	Red Dog	79,900,000	-	1,940,000	-	-	-	-	81,840,000	Note 1
United States	US Exploration Properties	420,000	-	1,040,000	-	-	-	-	1,460,000	Note 1, Note 2
Chile	Carmen de Andacollo	12,380,000	-	600,000	-	-	-	-	12,980,000	Note 1
Chile	Corporate Office - Chile	26,070,000	-	-	-	-	-	-	26,070,000	Note 1
Chile	Quebrada Blanca	3,630,000	-	5,150,000	-	-	-	-	8,780,000	Note 1
Chile	NuevaUnión	750,000	-	-	-	-	-	-	750,000	Note 1
Australia	Australia Exploration Properties	-	-	530,000	-	-	-	-	530,000	Note 1
Mexico	La Verde	-	-	80,000	-	-	-	-	80,000	Note 1
Mexico	San Nicolas	20,000	-	310,000	-	-	-	-	330,000	Note 1
Turkey	Corporate Office - Turkey	680,000	-	-	-	-	-	-	680,000	Note 1
Turkey	Turkey Exploration Properties	-	-	170,000	-	-	-	-	170,000	Note 1, Note 3
Additional Notes[3]:

Note 1: Payments denominated in a foreign currency is translated using the closing spot rate on December 31, 2023. Exchange rates used for translation per $1 Canadian Dollar are as follows: PEN 0.3567; USD 1.3244; CLP 0.0015; AUD 0.9012; MXN 0.0782; TRY 0.0449

Note 2: US Exploration Properties include - Mesaba, Copper Hill, and Narrows.

Note 3: Turkey Exploration Properties include - TV Tower

1 Enter the project that the payment is attributed to. Some payments may not be attributable to a specific project, and do not need to be disclosed in the "Payments by Project" table.

2 When payments are made in-kind, the notes field must highlight which payment includes in-kind contributions and the method for calculating the value of the payment.

3 Any payments made in currencies other than the report currency must be identified. The Reporting Entity may use the "Additional Notes" row or the "Notes" column to identify any payments that are converted, along with the exchange rate and primary method used for currency conversions.